January 2025

Pricing Supplement No. 6,217

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 29, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. The securities pay no interest and will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing level of each underlying on the valuation date. If the final level of each underlying is greater than or equal to 76% of its respective initial level, which we refer to as the respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $78 per security. However, if the final level of any underlying is less than its respective downside threshold value, you will be exposed to the decline in the level of the worst performing underlying beyond the buffer amount of 24%, and you will lose 1.3158% for every 1% decline beyond the buffer amount. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in any final level below 76% of its respective initial level will result in a loss of some or all of your investment, even if the other underlyings have appreciated or have not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income and returns above the fixed upside payment in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

The S&P 500® Futures Excess Return Index measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract trading on the CME. The futures contract references the S&P 500® Index. For more information about the S&P 500® Index, see the accompanying index supplement. For more information about the S&P 500® Futures Excess Return Index, see “Annex A — S&P 500® Futures Excess Return Index” beginning on page 27.

The Russell 2000 Futures Excess Return Index measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contract trading on the Chicago Mercantile Exchange (the “CME”), and was established on May 20, 2024. The futures contract references the Russell 2000® Index. For more information about the Russell 2000® Index, see the accompanying index supplement. For more information about the Russell 2000 Futures Excess Return Index, see “Annex B — Russell 2000 Futures Excess Return Index” beginning on page 30.

We refer to the E-mini Russell 2000 futures contract and the E-mini S&P 500 futures contract together as the “futures contracts”, and the Russell 2000® Index and the S&P 500® Index together as the “reference indices.”

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	January 29, 2025
Original issue date:	February 3, 2025 (3 business days after the pricing date)
Maturity date:	February 4, 2026
Aggregate principal amount:	$4,800,000
Interest:	None
Underlyings:	Utilities Select Sector SPDR® Fund (the “XLU Shares”), S&P 500® Futures Excess Return Index (the “SPXFP Index”) and Russell 2000 Futures Excess Return Index (the “RTYFPE Index”)
Payment at maturity:

●If the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000 + the upside payment

●If the final level of any underlying is less than its respective downside threshold value, meaning the value of any underlying has declined by more than the buffer amount of 24% from its respective initial level to its respective final level:

$1,000 + $[1,000 × (underlying percent change of the worst performing underlying + 24%) × downside factor]

In this scenario, the payment at maturity will be less than the stated principal amount of $1,000, and could be zero.

Upside payment:	$78 per security (7.80% of the stated principal amount)
Downside factor:	1.3158
Underlying percent change:	With respect to each underlying, (final level - initial level) / initial level
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lowest underlying percent change
Initial level:

With respect to the XLU Shares, $76.74, which is the closing level of such underlying on the pricing date

With respect to the SPXFP Index, 508.25, which is the closing level of such underlying on the pricing date

With respect to the RTYFPE Index, 319.46, which is the closing level of such underlying on the pricing date

Downside threshold value:

With respect to the XLU Shares, $58.322, which is approximately 76% of the initial level for such underlying

With respect to the SPXFP Index, 386.27, which is 76% of the initial level for such underlying

With respect to the RTYFPE Index, 242.790, which is approximately 76% of the initial level for such underlying

Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to the XLU Shares, on any trading day, the closing price of one XLU Share on such day times the adjustment factor on such day

With respect to the SPXFP Index, on any index business day, the index closing value of such underlying on such day

With respect to the RTYFPE Index, on any index business day, the index closing value of such underlying on such day

Valuation date:	January 30, 2026, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events
Buffer amount:	24%
Minimum payment at maturity:	None
Adjustment factor:	With respect to the XLU Shares, 1.0, subject to adjustment in the event of certain events affecting the XLU Shares
CUSIP / ISIN:	61778C5A9 / US61778C5A98
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$991.10 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$0.60	$999.40
Total	$4,800,000	$2,880	$4,797,120

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.40 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlyings that provides a fixed return of 7.80% if the final level of each underlying is greater than or equal to its respective downside threshold value;

￭To enhance returns and potentially outperform the worst performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index in a moderately bullish or moderately bearish scenario; and

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying.

The securities are exposed on a leveraged basis to the percentage decline of the final level of the worst performing underlying from its respective initial level beyond the buffer amount of 24%, and you will lose 1.3158% for every 1% decline beyond the buffer amount. Accordingly, you could lose your entire initial investment in the securities.

Maturity:	Approximately 1 year
Upside payment:	$78 per security (7.80% of the stated principal amount), payable only if the final level of each underlying is greater than or equal to its respective downside threshold value.
Buffer amount:	24%
Downside factor:	1.3158
Minimum payment at maturity:	None. You could lose your entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $991.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the buffer amount, the downside threshold values and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

January 2025 Page 2

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 3

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index. If the final level of each underlying, as determined on the valuation date, is greater than or equal to its respective downside threshold value, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $78 per security. However, if the final level of any underlying is less than its respective downside threshold value, the payment due at maturity will be less than the stated principal amount and you could lose your entire initial investment in the securities.

Upside Scenario

If the final level of each underlying is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $78.

Downside Scenario

If the final level of any underlying is less than its respective downside threshold value, you will be exposed to the decline in the value of the worst performing underlying beyond the buffer amount of 24%, and you will lose 1.3158% for every 1% decline beyond the buffer amount (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $657.89 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in any underlying below its respective downside threshold value will result in a loss on your investment, even if the other underlyings have appreciated or have not declined as much. There is no minimum payment at maturity on the securities, and you could lose your entire initial investment in the securities.

January 2025 Page 4

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial levels and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the XLU Shares: $60.00 With respect to the SPXFP Index: 400 With respect to the RTYFPE Index: 300
Hypothetical Downside Threshold Value:

With respect to the XLU Shares: $45.60, which is 76% of its hypothetical initial level

With respect to the SPXFP Index: 304, which is 76% of its hypothetical initial level

With respect to the RTYFPE Index: 228, which is 76% of its hypothetical initial level

Upside Payment:	$78 (7.80% of the stated principal amount)
Buffer Amount:	24%
Downside Factor:	1.3158
Minimum Payment at Maturity:	None
Interest:	None

EXAMPLE 1: Each underlying appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final level		XLU Shares: $111.00 SPXFP Index: 720
RTYFPE Index: 570
Percent change		XLU Shares: ($111.00 – $60.00) / $60.00 = 85% SPXFP Index: (720 – 400) / 400 = 80% RTYFPE Index: (570 – 300) / 300 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $78
	=	$1,078

In example 1, the final level for the XLU Shares has increased from its initial level by 85%, the final level for the SPXFP Index has increased from its initial level by 80% and the final level for the RTYFPE Index has increased from its initial level by 90%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $78. Investors receive $1,078 per security at maturity and do not participate in the appreciation of any underlying. Although each underlying has appreciated substantially, the return on the securities is limited to the upside payment of $78.

January 2025 Page 5

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

EXAMPLE 2: The final level of each underlying is at or above the respective downside threshold value, and investors therefore receive the stated principal amount plus the upside payment.

Final level		XLU Shares: $57.60 SPXFP Index: 388
RTYFPE Index: 294
Percent change		XLU Shares: ($57.60 – $60.00) / $60.00 = -4% SPXFP Index: (388 – 400) / 400 = -3% RTYFPE Index: (294 – 300) / 300 = -2%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $78
	=	$1,078

In example 2, the final level for the XLU Shares has decreased from its initial level by 4%, the final level for the SPXFP Index has decreased from its initial level by 3% and the final level for the RTYFPE Index has decreased from its initial level by 2%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the upside payment of $78. Although each underlying has depreciated, investors receive $1,078 per security at maturity.

EXAMPLE 3: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed on a leveraged basis to the negative performance of the worst performing underlying, and lose 1.3158% for every 1% decline beyond the buffer amount of 24%.

Final level		XLU Shares: $84.00 SPXFP Index: 480
RTYFPE Index: 150
Percent change		XLU Shares: ($84.00 – $60.00) / $60.00 = 40% SPXFP Index: (480 – 400) / 400 = 20% RTYFPE Index: (150 – 300) / 300 = -50%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 24%) × downside factor]
	=	$1,000 + [$1,000 × (-50% + 24%) × downside factor]
	=	$657.89

In example 3, the final level for the XLU Shares has increased from its initial level by 40%, the final level for the SPXFP Index has increased from its initial level by 20% and the final level for the RTYFPE Index has decreased from its initial level by 50%. Because one of the underlyings has declined below its respective downside threshold value, investors do not receive the upside payment and are exposed on a leveraged basis to the negative performance of the RTYFPE Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1.3158% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 24%. In this example, investors receive a payment at maturity equal to $657.89 per security, resulting in a loss of 34.211%.

January 2025 Page 6

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

EXAMPLE 4: The final level of each underlying is less than the respective downside threshold value. Investors are therefore exposed on a leveraged basis to the negative performance of the worst performing underlying, and will lose 1.3158% for every 1% decline beyond the buffer amount of 24%.

Final level		XLU Shares: $18.00 SPXFP Index: 60
RTYFPE Index: 120
Percent change		XLU Shares: ($18.00 – $60.00) / $60.00 = -70% SPXFP Index: (60 – 400) / 400 = -85% RTYFPE Index: (120 – 300) / 300 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 24%) × downside factor]
	=	$1,000 + [$1,000 × (-85% + 24%) × downside factor]
	=	$197.36

In example 4, the final level for the XLU Shares has decreased from its initial level by 70%, the final level for the SPXFP Index has decreased from its initial level by 85% and the final level for the RTYFPE Index has decreased from its initial level by 60%. Because one or more underlyings have declined below their respective downside threshold values, investors do not receive the upside payment and are exposed on a leveraged basis to the negative performance of the SPXFP Index, which is the worst performing underlying in this example. Under these circumstances, investors lose 1.3158% for every 1% decline in the value of the worst performing underlying beyond the buffer amount of 24%. In this example, investors receive a payment at maturity equal to $197.36 per security, resulting in a loss of 80%.

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in the final level of any underlying to below its respective downside threshold value will result in a loss of some or all of your investment, even if the other underlyings have appreciated or have not declined as much.

January 2025 Page 7

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of any underlying is less than 76% of its respective initial level, you will lose 1.3158% of your principal for every 1% decline in the final level of the worst performing underlying beyond the buffer amount of 24%. As there is no minimum payment at maturity on the securities, you could lose your entire initial investment in the securities.

￭Appreciation potential is fixed and limited. Where the final level of each underlying is greater than or equal to its respective downside threshold value, the appreciation potential of the securities is limited to the fixed upside payment of $78 per security (7.80% of the stated principal amount), even if all three underlyings have appreciated substantially.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events. Even if the values of all three underlyings appreciate prior to the valuation date but the value of any underlying drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlyings at any time (including in relation to their respective initial levels),

￭the volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the share underlying index, the SPXFP Index and the RTYFPE Index,

￭dividend rates on the securities underlying the share underlying index, the SPXFP Index and the RTYFPE Index,

January 2025 Page 8

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the futures contracts included in the SPXFP Index or the RTYFPE Index, their reference indices, the component stocks of the underlyings or the reference indices or securities markets generally and which may affect the value of the underlyings,

￭the time remaining until the maturity of the securities,

￭the composition of the underlyings and changes in the constituent stocks of the share underlying index, the SPXFP Index and the RTYFPE Index,

￭the occurrence of certain events affecting the XLU Shares that may or may not require an adjustment to the adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of any underlying is less than 76% of its respective initial level, you will be exposed on a leveraged basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that the final level of each underlying will be greater than or equal to 76% of its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because

January 2025 Page 9

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the share underlying index, the SPXFP Index or the RTYFPE Index. Investing in the securities is not equivalent to investing in any underlying, the futures contracts included in the SPXFP Index or RTYFPE Index or the component stocks of the share underlying index or the reference indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the share underlying index or the reference indices. Further, by purchasing the securities, you are taking credit risk to us and not to any counter-party to the futures contracts included in the SPXFP Index or the RTYFPE Index. Your return on the securities will not reflect the return you would realize if you purchased any stocks or futures contracts that are tracked directly or indirectly by the underlyings.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold values, the final levels, the underlying percent changes, if applicable, the payment that you will receive at maturity, if any. and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of any underlying in the event of a market disruption event or discontinuance of any underlying.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings, the share underlying index, the futures contracts or the component stocks of the reference indices), including trading in the XLU Shares, the stocks that constitute the

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

share underlying index, futures contracts included in the SPXFP Index or the RTYFPE Index, as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the final level of any underlying declines to below 76% of its respective initial level, you will be exposed on a leveraged basis to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying.

Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the final level of any underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The Russell 2000® Index is one of the reference indices, and is subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the reference indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The Russell 2000 Futures Excess Return Index was established on May 20, 2024 and therefore has very limited operating history. The performances of the Russell 2000 Futures Excess Return Index and some of the component data have been retrospectively simulated for the period from January 1, 2020 to December 19, 2024. As such, performance for periods prior to the establishment of the Russell 2000 Futures Excess Return Index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the Russell 2000 Futures Excess Return Index existed at any time during the period of the retrospective simulation. The methodology used for the calculation and retrospective simulation of the Russell 2000 Futures Excess Return Index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

￭As the Russell 2000 Futures Excess Return Index is new and has very limited historical performance, any investment in the Russell 2000 Futures Excess Return Index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the Russell 2000 Futures Excess Return Index prior to May 20, 2024 is hypothetical and back-tested, as the Russell 2000 Futures Excess Return Index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oFTSE Russell LLC developed the rules of the Russell 2000 Futures Excess Return Index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the Russell 2000 Futures Excess Return Index rules would have caused the Russell 2000 Futures Excess Return Index to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the Russell 2000 Futures Excess Return Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this note are not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether the Russell 2000 Futures Excess Return Index will rise or fall. The actual future performance of the Russell 2000 Futures Excess Return Index may bear little relation to the historical or hypothetical back-tested levels of the Russell 2000 Futures Excess Return Index.

￭Higher future prices of the futures contracts to which the RTYFPE Index and the SPXFP Index are linked relative to their current prices may adversely affect the value of the RTYFPE Index and the SPXFP Index and the value of the securities. The RTYFPE Index and the SPXFP Index are linked to futures contracts currently listed for trading on the CME. As the relevant futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the RTYFPE Index or the SPXFP Index, and, accordingly, the value of the securities.

￭Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the SPXFP Index, and, therefore, the value of the securities.

￭Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the RTYFPE Index and the SPXFP Index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

￭Adjustments to the SPXFP Index and the RTYFPE Index could adversely affect the value of the securities. The publisher of the SPXFP Index or the RTYFPE Index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of the SPXFP Index or the RTYFPE Index. Any of these actions could adversely affect the value of the securities. The publisher of the SPXFP Index or the RTYFPE Index may also discontinue or suspend calculation or publication of the SPXFP Index or the RTYFPE Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the SPXFP Index or the RTYFPE Index, as applicable, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SPXFP Index or the RTYFPE Index, as applicable, last in effect prior to such discontinuance (depending also on the performance of the other underlyings).

￭Adjustments to the XLU Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the Utilities Select Sector SPDR® Fund, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Utilities Select Sector SPDR® Fund. Any of these actions could adversely affect the price of the XLU Shares and, consequently, the value of the securities. S&P® Dow Jones Indices LLC is responsible for calculating and maintaining the share underlying index. S&P® Dow Jones Indices LLC may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. S&P® Dow Jones Indices LLC may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the XLU Shares is liquidated or otherwise terminated, and S&P® Dow Jones Indices LLC subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying index, and, consequently, the price of the XLU Shares and the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLU Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLU Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLU Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of the XLU Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLU Shares. The XLU Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the XLU Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of XLU Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLU Shares may impact the variance between the performances of XLU Shares and the share underlying index. Finally, because the shares of the XLU Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XLU Shares may differ from the net asset value per share of the XLU Shares.

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLU Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the XLU Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLU Shares, and their ability to create and redeem shares of the XLU Shares may be disrupted. Under these circumstances, the market price of shares of the XLU Shares may vary substantially from the net asset value per share of the XLU Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the XLU Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XLU Shares. Any of these events could materially and adversely affect the price of the shares of the XLU Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLU Shares on the valuation date, even if the XLU Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XLU Shares.

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Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

Information as of market close on January 29, 2025:

Bloomberg Ticker Symbol:	XLU UP
Current Price:	$76.74
52 Weeks Ago:	$61.60
52 Week High (on 11/29/2024):	$82.93
52 Week Low (on 2/13/2024):	$59.96

The following graph sets forth the daily closing values of the XLU Shares for the period from January 1, 2020 through January 29, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the XLU Shares for each quarter in the same period. The closing value of the XLU Shares on January 29, 2025 was $76.74. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLU Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLU Shares as an indication of its future performance.

XLU Shares Daily Closing Values January 1, 2020 to January 29, 2025

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter	80.78	67.67	80.78
Fourth Quarter	82.93	74.89	75.69
2025
First Quarter (through January 29, 2025)	80.05	74.70	76.74

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

S&P 500® Futures Excess Return Index Overview

The S&P 500® Futures Excess Return Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contracts trading on the Chicago Mercantile Exchange. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index. For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on January 29, 2025:

Bloomberg Ticker Symbol:	SPXFP
Current Index Value:	508.25
52 Weeks Ago:	434.79
52 Week High (on 12/6/2024):	516.81
52 Week Low (on 1/31/2024):	427.42

The following graph sets forth the daily closing values of the SPXFP Index for the period from January 1, 2020 through January 29, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPXFP Index for each quarter in the same period. The closing value of the SPXFP Index on January 29, 2025 was 508.25. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPXFP Index has at times experienced periods of high volatility, and you should not take the historical values of the SPXFP Index as an indication of its future performance.

SPXFP Index Daily Closing Values January 1, 2020 to January 29, 2025

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

S&P 500® Futures Excess Return Index	High	Low	Period End
2020
First Quarter	306.53	201.84	233.59
Second Quarter	293.38	222.52	281.92
Third Quarter	326.53	283.09	306.77
Fourth Quarter	343.81	298.67	343.81
2021
First Quarter	364.75	338.62	364.75
Second Quarter	395.12	368.65	395.12
Third Quarter	417.85	391.69	396.79
Fourth Quarter	442.44	396.19	440.03
2022
First Quarter	442.58	385.50	419.87
Second Quarter	424.23	340.09	351.04
Third Quarter	399.05	332.14	332.14
Fourth Quarter	376.43	330.94	353.20
2023
First Quarter	383.43	350.27	375.14
Second Quarter	402.80	369.52	402.80
Third Quarter	414.13	382.87	383.94
Fourth Quarter	424.17	367.27	422.98
2024
First Quarter	460.16	415.04	460.16
Second Quarter	476.24	433.74	472.97
Third Quarter	492.68	446.93	492.68
Fourth Quarter	516.81	486.26	497.21
2025
First Quarter (through January 29, 2025)	515.33	491.39	508.25

For additional information about the S&P 500® Futures Excess Return Index, see “Annex A — S&P 500® Futures Excess Return Index” below.

January 2025 Page 20

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Russell 2000 Futures Excess Return Index Overview

The Russell 2000 Futures Excess Return Index, which is calculated, maintained and published by FTSE Russell, measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contracts trading on the Chicago Mercantile Exchange. E-mini Russell 2000 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the Russell 2000® Index.

The inception date for the Russell 2000 Futures Excess Return Index was May 20, 2024. The information regarding the Russell 2000 Futures Excess Return Index prior to May 20, 2024 is a hypothetical retrospective simulation calculated by the Russell 2000 Futures Excess Return Index publisher using the same methodology as is currently employed for calculating the Russell 2000 Futures Excess Return Index based on historical data. Investors should be aware that no actual investment which allowed a tracking of the performance of the Russell 2000 Futures Excess Return Index was possible at any time prior to May 20, 2024. Such data must be considered illustrative only. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices— Russell 2000® Index” in the accompanying index supplement.

Information as of market close on January 29, 2025:

Bloomberg Ticker Symbol:	RTYFPE
Current Index Value:	319.46
52 Weeks Ago:	294.29
52 Week High (on 11/25/2024):	345.31
52 Week Low (on 4/18/2024):	281.59

The following graph sets forth the daily closing values of the RTYFPE Index for the period from January 1, 2020 through January 29, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTYFPE Index for each quarter in the same period. The closing value of the RTYFPE Index on January 29, 2025 was 319.46. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTYFPE Index has at times experienced periods of high volatility, and you should not take the historical values of the RTYFPE Index as an indication of its future performance.

RTYFPE Index Daily Closing Values January 1, 2020 to January 29, 2025

January 2025 Page 21

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Russell 2000 Futures Excess Return Index	High	Low	Period End
2020
First Quarter	256.11	150.53	173.04
Second Quarter	231.75	158.77	217.31
Third Quarter	240.72	210.72	227.98
Fourth Quarter	303.69	231.47	299.43
2021
First Quarter	357.56	294.99	337.35
Second Quarter	355.44	323.54	350.87
Third Quarter	353.78	323.36	335.40
Fourth Quarter	372.13	326.02	342.34
2022
First Quarter	346.40	294.34	316.12
Second Quarter	320.44	252.70	261.28
Third Quarter	309.59	253.38	254.49
Fourth Quarter	288.73	257.31	267.80
2023
First Quarter	303.64	259.81	271.95
Second Quarter	284.67	258.53	282.74
Third Quarter	299.06	261.43	264.48
Fourth Quarter	303.94	241.91	297.91
2024
First Quarter	308.59	280.06	308.59
Second Quarter	305.30	281.59	293.79
Third Quarter	324.98	290.62	316.88
Fourth Quarter	345.31	309.80	313.29
2025
First Quarter (through January 29, 2025)	324.68	306.59	319.46

For additional information about the Russell 2000 Futures Excess Return Index, see “Annex B— Russell 2000 Futures Excess Return Index” below.

January 2025 Page 22

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Underlying index publisher:	With respect to the SPXFP Index, S&P® Dow Jones Indices LLC, or any successor thereof. With respect to the RTYFPE Index, FTSE Russell, or any successor thereof.
Index closing value:

With respect to the SPXFP Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index, as determined by the calculation agent. In certain circumstances, the index closing value for the SPXFP Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTYFPE Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTYFPE Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTYFPE Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTYFPE Index published by the underlying index publisher for such underlying index.

Share underlying index:	Utilities Select Sector Index
Share underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

January 2025 Page 23

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. We intend to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, due to the terms of the securities and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

Even if the treatment of the securities as "open transactions" is respected, because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to

January 2025 Page 24

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLU Shares, in stocks of the share underlying index, in futures contracts included in the underlying indices and in futures and options contracts on reference indices, the XLU Shares, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of any underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the SPXFP Index, the RTYFPE Index or the share underlying index, futures or options contracts on the SPXFP Index, the RTYFPE Index, the XLU Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.40 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and

January 2025 Page 25

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

January 2025 Page 26

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Annex A — S&P 500® Futures Excess Return Index

The S&P 500® Futures Excess Return Index (the “underlying index”) is an equity futures index calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”). S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC. The underlying index is reported by Bloomberg under the ticker symbol “SPXFP.” All information contained in this document regarding the underlying index has been derived from publicly available information, without independent verification.

The underlying index is the excess return version of the S&P 500 Futures Index, which measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract trading on the Chicago Mercantile Exchange (“CME”). The underlying index includes a provision for the replacement of the E-mini futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini S&P futures contract.

E-Mini S&P 500 Futures Contract

The underlying index is constructed from the front-month E-mini S&P 500 futures contract (the “futures contract”). Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, with one-third of the contract being rolled forward on each of the fourth, third, and second day prior to expiration.

The E-mini S&P 500 futures (“ES”) contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index (the “reference index”), traded on the CME, representing a contract unit of $50 multiplied by the reference index, measured in cents per index point. The ES contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the reference index, determined on the third Friday of the contract month. For more information about the reference index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Underlying Index Calculation

The underlying index, calculated from the price change of the futures contract, reflects the excess return of the S&P 500 Futures Index. The level of the underlying index on a trading day is calculated as follows:

IndexERd = IndexERd-1 × (1 + CDRd)

where:

IndexERd-1	=	The Excess Return Index level on the preceding business day, defined as any date on which the index is calculated
CDRd	=	The Contract Daily return, defined as:
where:
		t	=	The business day on which the calculation is made
		TDW0t	=	Total Dollar Weight Obtained on t, defined as: CRW1t-1 × DCRP1t + CRW2t-1 × DCRP2t
		TDWIt-1	=	Total Dollar Weight Invested on the business day preceding t, defined as:

January 2025 Page 27

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

CRW1t-1 × DCRP1t-1 + CRW2t-1 × DCRP2t-1
CRW1	=	The contract roll weight of the first nearby contract expiration
CRW2	=	The contract roll weight of the roll in contract expiration
DCRP t	=	The Daily Contract Reference Price (the official closing price per futures contract, as designated by the relevant exchange) of the futures contract

The underlying index is calculated on an excess return basis, meaning that the level of the underlying index is determined by its weighted return reduced by the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

---

The securities are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the underlying index to track general stock market performance. The underlying index is determined, composed and calculated by S&P® without regard to us or the securities. S&P® has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the underlying index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s® ,” “S&P® ,” “S&P 500® ,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Annex B — Russell 2000 Futures Excess Return Index

The Russell 2000 Futures Excess Return Index (the “underlying index”) is an index calculated, published and disseminated by FTSE Russell. The Russell 2000 Futures Excess Return Index launch date was May 20, 2024. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTYFPE.” All information contained in this document regarding the underlying index has been derived from publicly available information, without independent verification.

The underlying index is the excess return version of the Russell 2000 Futures Index, which measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contract trading on the Chicago Mercantile Exchange (“CME”). The underlying index includes a provision for the replacement of the E-mini futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini Russell futures contract.

E-Mini Russell 2000 Futures Contract

The underlying index is constructed from the front-month E-mini Russell 2000 futures contract (the “futures contract”). Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, with one-third of the contract being rolled forward on each of the fourth, third, and second day prior to expiration.

E-mini Russell 2000 futures (“QR”) contracts are U.S. dollar-denominated futures contracts, based on the Russell 2000® Index, traded on the CME, representing a contract unit of $50 multiplied by the Russell 2000® Index, measured in cents per index point. The QR trades in increments of 0.10 index points with each tick equaling five dollars. QR contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the QR contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of QR contracts is based on the opening prices of the component stocks in the Russell 2000® Index, determined on the third Friday of the contract month. For more information on the Russell 2000® Index, see “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Underlying Index Calculation

The underlying index, calculated from the price change of the futures contract, reflects the excess return of the Russell 2000 Futures Index. The level of the underlying index on a trading day is calculated as follows:

1.For total return indices:

2.For excess return indices:

January 2025 Page 30

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

Where:

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

January 2025 Page 31

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Value of the Worst Performing of the Utilities Select Sector SPDR® Fund, the S&P 500® Futures Excess Return Index and the Russell 2000 Futures Excess Return Index due February 4, 2026

Principal at Risk Securities

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Futures Excess Return Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Futures Excess Return Index is based. The Russell 2000 Futures Excess Return Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Futures Excess Return Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell.

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